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                                                                      EXHIBIT 11


                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                           Fiscal Years Ended
                                 ---------------------------------------------------------------------------------------------------

                                        March 28, 1998                     March 29, 1997                      March 30, 1996
                                 -----------------------------      ------------------------------      ----------------------------

                                                     Per-Share                           Per-Share                         Per-Share
                                 Income    Shares      Amount       Income      Shares     Amount       Income     Shares    Amount
                                 ------    ------    ---------      ------      ------   ---------      ------     ------  ---------

BASIC EARNINGS PER SHARE

Net Earnings                     $35,426   26,598     $ 1.33        $27,621     25,580    $   1.08     $29,792   23,192    $   1.28
                                                      ======                              ========                         ========
EFFECT OF DILUTIVE SECURITIES

Excess of shares issuable
 upon exercise of stock options
 over shares deemed retired
 utilizing the treasury
 stock method                          -    1,499                         -      1,508                       -    1,253

Convertible preferred stock
 of pooled company                     -        -                         -        293                       -       11

Warrants of pooled company             -        -                         -        199                       -      266
                                 -------   ------                   -------     ------                 -------   ------
DILUTED EARNINGS PER SHARE

Net earnings plus assumed        $35,426   28,097     $ 1.26        $27,621     27,580    $   1.00     $29,792   24,722    $   1.21
 conversions                    ========   ======     ======        =======     ======    ========     =======   ======    ========
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